UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2013

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2013, Zhone Technologies, Inc. (“Zhone”) and certain of its subsidiaries entered into that certain Second Amendment to Credit and Security Agreements (the “Second Amendment”) with Wells Fargo Bank, National Association (“WFB”), which amends (i) that certain Credit and Security Agreement, dated March 13, 2012, among Zhone, such subsidiaries and WFB, and (ii) that certain Credit and Security Agreement (Ex-Im Subfacility), dated March 13, 2012, among Zhone, such subsidiaries and WFB (collectively, as amended from time to time, the “WFB Facility”). Under the Second Amendment, among other matters, the maturity date of the WFB Facility was extended from March 12, 2014 to March 31, 2016, the letter of credit sublimits in the WFB Facility were amended and the interest rate margin under the WFB Facility was decreased from 3.5% to 3.0% (with a provision for further decreases in the event that Zhone attains specified performance metrics).

Under the WFB Facility, Zhone has the option of borrowing funds at agreed upon interest rates. The amount that Zhone is able to borrow under the WFB Facility varies based on eligible accounts receivable, as defined in the WFB Facility, as long as the aggregate amount outstanding does not exceed $25.0 million less the amount committed as security for letters of credit. To maintain availability of funds under the WFB Facility, Zhone pays a commitment fee on the unused portion. The commitment fee is 0.25% per annum and is recorded as interest expense.

Zhone had $10.0 million outstanding at June 30, 2013 under its WFB Facility. In addition, $10.4 million was committed as security for letters of credit and Zhone had $4.6 million unused borrowing availability under the WFB Facility as of June 30, 2013. The amounts borrowed under the WFB Facility bear interest, payable monthly, at a floating rate equal to the three-month LIBOR plus a margin of 3.0%. The interest rate on the WFB Facility was 3.77% at June 30, 2013.

Zhone’s obligations under the WFB Facility are secured by substantially all of its personal property assets and those of its subsidiaries that guarantee the WFB Facility, including their intellectual property. The WFB Facility contains certain financial covenants, and customary affirmative covenants and negative covenants. If Zhone defaults under the WFB Facility due to a covenant breach or otherwise, WFB may be entitled to, among other things, require the immediate repayment of all outstanding amounts and sell Zhone’s assets to satisfy the obligations under the WFB Facility.

The lenders under the WFB Facility, and their respective affiliates, have performed, and may in the future perform, for Zhone and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The foregoing description of the WFB Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the WFB Facility and Second Amendment, copies of which are filed as exhibits to Zhone’s Annual Reports on Form 10-K for the years ended December 31, 2011 and 2012 and as Exhibit 10.1 to this Current Report on Form 8-K, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Second Amendment to Credit and Security Agreements, dated as of September 30, 2013, by and among Zhone Technologies, Inc., ZTI Merger Subsidiary III, Inc., Premisys Communications, Inc., Zhone Technologies International, Inc., Paradyne Networks, Inc., Paradyne Corporation and Wells Fargo Bank, National Association.

99.1	Press Release dated October 1, 2013 issued by Zhone Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2013	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

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